UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

CATHAY GENERAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	0-18630	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California 90012
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 625-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Determinations for Named Executive Officers.

On December 20, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of Cathay General Bancorp (the “Company”) increased the base salaries for the Company’s named executive officers for the period commencing on January 1, 2013, and ending on December 31, 2013 (or such earlier date as the Committee may determine in its discretion). The additional base salary amount for this period for each of these named executive officers is set forth in the table below. A previous increase approved on June 6, 2012, to the base salaries of these named executive officers is scheduled to end on December 31, 2012. Each of these named executive officer’s additional base salary amount will be paid in equal installments over the applicable period set forth below in accordance with the Company’s normal payroll procedures.

The Committee determined that the applicable portion per pay period of the additional base salary amount (less applicable tax withholdings and deductions) will be paid in fully vested and non-forfeitable shares of Company common stock to be granted pursuant to the terms of the Company’s 2005 Incentive Plan, as amended, on each payroll date ending during the applicable period, starting with the pay period that will commence on January 1, 2013. The number of shares to be granted each pay period shall equal the additional base salary amount payable for each pay period (less applicable tax withholdings and deductions), divided by the closing price of a share of Company common stock as reported on Nasdaq on the grant date (or, if the Nasdaq is closed on the grant date, by the Nasdaq closing price on the immediately preceding date on which the Nasdaq is open).

Each of the named executive officers may not sell or otherwise transfer the stock they receive in payment of the additional base salary amount for the period during which the Company has an obligation arising from financial assistance outstanding under the U.S. Treasury’s Troubled Asset Relief Program (disregarding any warrants to purchase common stock of the Company that the U.S. Treasury may hold), except upon his death or permanent disability. The Committee may, in its sole discretion and without the executive’s consent, at any time, terminate, suspend, or modify the obligation to pay the additional base salary amounts and grant stock awards in respect thereof.

Officer	Current Annual Base Salary in effect as of April 1, 2012	Additional Base Salary Amount for the Period of January 1, 2013, through December 31, 2013
Dunson K. Cheng, Chairman of the Board, President and Chief Executive Officer of the Company and Cathay Bank	$1,000,000	$1,060,000
Peter Wu, Executive Vice Chairman of the Board and Chief Operating Officer of the Company and Cathay Bank	$463,000	$420,000
Anthony M. Tang, Executive Vice President of the Company and Senior Executive Vice President and Chief Lending Officer of Cathay Bank	$334,200	$231,428.57
Heng W. Chen, Executive Vice President, Chief Financial Officer, and Treasurer of the Company and Executive Vice President and Chief Financial Officer of Cathay Bank	$335,400	$231,428.57
Irwin Wong, Executive Vice President and Chief Risk Officer of Cathay Bank	$264,800	$162,857.14

The Form of Stock Award Agreement furnished herewith as Exhibit 10 sets forth additional information about the grant terms.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit

10	Form of Stock Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 24, 2012

CATHAY GENERAL BANCORP

By:	/s/ Heng W. Chen
Heng W. Chen Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

10	Form of Stock Award Agreement